For period ending December 31, 2007     Exhibit 77D

File number 811-09036                  77Q1

UBS US Treasury Inflation Protected Securities Relationship Fund (the "FUND")

At the September 6-7, 2007 Board Meeting, the Board approved a revision of the prospectus language to permit the Fund to invest up to 20% of its net assets in fixed income securities of US and foreign issuers from both developed and emerging market countries.

Prospectus language recently filed with the SEC is as follows:

Under normal circumstances, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes, if any) in Treasury Inflation Protected Securities ("TIPS") issued by the US Treasury.  The Fund may also invest up to 20% of its net assets in fixed income securities of US and foreign issuers from both developed and emerging markets counties, including fixed income securities issued by corporations or US or foreign governments, their agencies and instrumentalities, including inflation linked and nominal issues.  Such investments may be investment grade or non-investment grade fixed income securities.  Depending on its assessment of market conditions, UBS Global Asset Management (Americas) Inc., the Fund's investment advisor (the "Advisor"), may choose to allocate the Fund's assets in any combination among these types of investments or may chose not to invest in these kinds of investments.  The Fund may, but is not required to, invest in derivative contracts ("Derivatives") in conjunction with hedging strategies, or for investment purposes.

For period ending December 31, 2007     Exhibit 77D

File number 811-09036       77Q1

UBS Corporate Bond Relationship Fund (the "FUND")

At the September 6-7, 2007 Board Meeting, the Board approved a revision of the prospectus language to permit the Fund to invest up to 10% of its total assets in securities downgraded, after their purchase, below investment grade.

Prospectus language recently filed with the SEC is as follows:

The Fund may choose not to sell securities that are downgraded, after their purchase, below the Fund's minimum acceptable credit rating.  The Fund also may add to its position in securities of issuers held by the Funds that have been downgraded below investment grade since the Fund's initial purchase in order to maintain the Fund's position with regard to previous issuer allocation decisions.  The Fund, however, will not add to its position in securities downgraded below investment grade if after such purchase more than 10% of the Fund's total assets would be invested in these lower-rated securities.

For period ending December 31, 2007     Exhibit 77D

File number 811-09036       77Q1

UBS Global Securities Relationship Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

Prospectus language recently filed with the SEC is as follows:

The Fund may invest a portion of its assets in securities of other series offered by the Trust.  The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.  For instance, the Fund may invest that portion of its assets allocated to emerging market investments by purchasing shares of the UBS Emerging Markets Equity Relationship Fund and the UBS Opportunistic Emerging Markets Debt Relationship Fund.  In addition, the Fund may invest a portion of its assets in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

For period ending December 31, 2007     Exhibit 77D

File number 811-09036       77Q1

UBS Emerging Market Debt Relationship Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

Prospectus language recently filed with the SEC is as follows:

The Fund may invest a portion of its assets in securities of other series offered by the Trust.  The Fund will invest in other series only to the extent that the advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.  For instance, the UBS Emerging Markets Debt Relationship Fund may invest a portion of its assets in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

For period ending December 31, 2007     Exhibit 77D

File number 811-09036       77Q1

UBS US Core Plus Relationship Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest up in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

Prospectus language recently filed with the SEC is as follows:

The Fund may invest a portion of its assets in securities of other series offered by the Trust.  The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.  For instance, the Fund may invest that portion of its assets allocated to emerging market investments by purchasing shares of the UBS Emerging Markets Equity Relationship Fund and the UBS Opportunistic Emerging Markets Debt Relationship Fund.  In addition, the Fund may invest a portion of its assets in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

For period ending December 31, 2007     Exhibit 77D

File number 811-09036       77Q1

UBS Absolute Return Bond Relationship Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

Prospectus language recently filed with the SEC is as follows:

The Fund may invest a portion of its assets in securities of other series offered by the Trust.  The Fund will invest in other series only to the extent that the Advisor determines that it is more efficient for the Fund to gain exposure to a particular asset class through investing in the series of the Trust as opposed to investing directly in individual securities.  For instance, the Fund may invest that portion of its assets allocated to emerging market investments by purchasing shares of the UBS Emerging Markets Equity Relationship Fund and the UBS Opportunistic Emerging Markets Debt Relationship Fund.  In addition, the Fund may invest a portion of its assets in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

For period ending December 31, 2007     Exhibit 77D

File number 811-09036       77Q1

UBS High Yield Relationship Fund (the "Fund")

At the December 6-7, 2007 Board Meeting, the Board approved the Fund to invest up to 20% of the Fund's net assets in the UBS Opportunistic Loan Relationship Fund to gain exposure to the global loan market.

Prospectus language recently filed with the SEC is as follows:

In addition, pursuant to an exemptive order received by the Fund, the Fund may, but is not required to, invest up to 20% of its net assets in shares of the UBS Opportunistic Loan Relationship Fund series of the Trust (the "Loan Fund") to gain exposure to the global loan market.  Under normal circumstances, the Loan Fund invests at least 80% of its net assets in loans or other financial instruments that provide exposure to loans.  The Loan Fund invests primarily in floating, variable and fixed rate loans made to or issued by US and non-US companies and partnerships through loan assignments or participations.